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                                                             EXHIBIT 10(iii)A(4)
                                  AMENDMENT #1
                                       TO
                        RESTRICTED STOCK AWARD AGREEMENT
                                   UNDER THE
                       NATIONAL SERVICE INDUSTRIES, INC.
                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN

         THIS AMENDMENT made and entered into as of the 26th day of June, 2002, by and between NATIONAL SERVICE INDUSTRIES, INC., a Delaware corporation (the "Company") and __________________________________ ("Grantee").

         WHEREAS, the Company has previously adopted the National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Plan") to provide additional incentives to certain officers and key employees of the Company and its Subsidiaries; and

         WHEREAS, the Grantee was granted a Restricted Stock Award under the Plan on January 7, 2002, and the terms and conditions of such grant are reflected in a Restricted Stock Award Agreement (the "Agreement") between the Company and Grantee dated January 7, 2002; and

         WHEREAS, the Company and the Grantee desire to amend the Agreement in the manner hereinafter provided;

         NOW, THEREFORE, the parties agree as follows:

                                       1.

         The Agreement is hereby amended to delete the existing Section 2.2 in its entirety and to substitute the following therefor:

                  "2.2(a) In the event, prior to the Final Vesting Date, (i) Grantee dies while actively employed by the Company, or (ii) Grantee's employment is terminated by reason of Disability, the Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee's death or Disability. The Company shall deliver certificate(s) for the Restricted Stock, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee (or, in the event of death, Grantee's surviving spouse or, if none, to Grantee's estate) as soon as practical after Grantee's date of death or termination for Disability.

                  (b) If Grantee retires from the Company on or after attaining (i) age 65, or (ii) age 55 with 5 years of service, the vesting of the Restricted Stock shall continue as if Grantee were an active employee, unless within two (2) years of Grantee's date of termination of employment, Grantee


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         violates the Restrictive Covenant (Non-Competition
         Agreement) attached as Exhibit "A" hereto, at which time all unvested Shares of Restricted Stock shall immediately be forfeited. If Grantee dies after retiring under this Section 2.4, but prior to the Final Vesting Date for any Shares of Restricted Stock, the Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee's death.

                  (c) Except as provided in Section 2.3, if Grantee terminates Grantee's employment or if the Company terminates Grantee's employment for any reason other than death or Disability or retirement (as provided in subsection
         (b) above) prior to the Final Vesting Date, the Restricted Stock shall cease to vest further and Grantee shall only be entitled to the Restricted Stock that is vested as of Grantee's date of termination of employment."

                                       2.

         The Agreement is hereby amended by adding Exhibit "A" attached hereto as Exhibit "A" to the Agreement.

                                       3.

         This Amendment shall be effective as of June 26, 2002. Except as hereby modified, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

                                 NATIONAL SERVICE INDUSTRIES, INC.



                                 By:
                                    -------------------------------------------
                                     Chester J. Popkowski,
                                     Senior Vice President, Chief Financial
                                     Officer and Treasurer


                                 GRANTEE:



                                 ----------------------------------------------
                                 Name:
                                      -----------------------------------------

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                                  EXHIBIT "A"

                             RESTRICTIVE COVENANTS

1.       DEFINITIONS

         The following terms used in this Exhibit "A" shall have the following meanings:

                  (A) "Trade Secrets" means information, without regard to form, relating to the Company's business which is not commonly known by or available to the public and which derives economic value, actual or potential, from not being generally known to other persons and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers.

                  (B) "Confidential Information" means information of the Company which is non-public, proprietary, and confidential in nature but is not a Trade Secret.

                  (C) "Person" means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture, or other business organization, entity, or enterprise;

                  (D) "Restricted Business" means the business of manufacturing and selling envelopes and items incidental to such products and/or the business of renting and/or processing textile products and providing related services for customers;

                  (E) "Restricted Period" means the two (2) year period following the date of the Grantee's retirement under Section 2.2 of the Restricted Stock Award Agreement, as set forth in this Amendment; and

                  (F)      "Territory" means the United States.

2.       NON-COMPETITION COVENANT

         During the Restricted Period, the Grantee will not, directly or indirectly, for the Grantee or on behalf of any other Person (except the Company), within the Territory, engage in, provide, or perform sales, marketing, operational, financial, accounting, or administrative services in or for any business engaged in the Restricted Business.

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3.       NON-DISCLOSURE COVENANT

         The Grantee will not, directly or indirectly, for the Grantee or on behalf of any other Person, use for the Grantee's own benefit or disclose to any other party, any Trade Secrets or Confidential Information of the Company. The foregoing confidentiality obligations shall continue (A) with respect to all Trade Secrets, at all times so long as such Trade Secrets constitute trade secrets under applicable law, and (B) with respect to all Confidential Information, at all times during the Restricted Period.

4.       NON-RECRUITMENT COVENANT

         During the Restricted Period, the Grantee will not, directly or indirectly, for the Grantee or on behalf of any other Person, solicit, induce, persuade, or encourage, or attempt to solicit, induce, persuade, or encourage, any management-level employee of the Company or the Company's business unit in which the Grantee was employed (if applicable) to terminate such employee's position with the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement, for a determined period, or at will.

5.       SEPARABILITY

         The Grantee acknowledges that each of the foregoing restrictive covenants is a separate and distinct obligation of the Grantee and is deemed to be separable from the remaining restrictive covenants. If any of the provisions of the foregoing restrictive covenants should ever be deemed to exceed the time, geographic, product, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product, or other limitations permitted by applicable law.

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